GUIDE TO CONTENTS

                                                           Page

Contract Summary..............................................2

General Provisions ...........................................4
  Definitions; Contract Modifications;
  Change of Annuity Date;
  Ownership and Control;
  Currency; Misstatement of Age;
  Incontestability;
  Proof of Survival or Death: Assignment;
  Asset Charges; Changes by Prudential;
  Voting Rights; Participation

Variable Accumulation Provisions ............................6
  Purchase Payments; Crediting
  of Subaccount Units; Subaccount Unit Value;
  Annual Maintenance Charge;
  Withdrawals;
  Withdrawal Charges; Transfers;
  Changing the Number of Subaccount
  Units Credited; Substitution of Shares;
  Effect of Loss of Tax-Qualified
  Status or Failure to Qualify

Death of Annuitant...........................................9
Payout Provisions...........................................10
  Choosing an Option; Conditions;
  When No Option Chosen;
  Options Described; Residue
  Described: Right of Withdrawal; Annuitization
  Charge; Tabular Monthly Annuity;
  Amount of Fixed-Dollar Annuity;
  Determination of Amount of Variable Annuity;
  Subaccount Annuity Unit Value;
  Transfers During the Annuity Period; Conversion of
  Variable Annuity to Fixed-Dollar Annuity During the
  Annuity Period

Annuity Settlement Tables ..................................14
Beneficiary.................................................16
Settlement Provisions for the Beneficiary...................16



Page 17

Variable Annuity Contract with Flexible Purchase Payments--Monthly annuity payments starting on Annuity Date. Payment as stated upon death before Annuity Date. Purchase payments payable during Annuitant's lifetime until Annuity Date.


QVIP-84 (OKLA)